EXHIBIT 99.2



                         FORM 3 JOINT FILER INFORMATION


Name:             Portcullis G.P., LLC

Address:          c/o Portcullis Partners, LP
                  5 Post Oak Park,
                  4400 Post Oak Parkway, Suite 1450
                  Houston, TX, 77027



Name:             Portcullis Partners, LP

Address:          5 Post Oak Park,
                  4400 Post Oak Parkway, Suite 1450
                  Houston, TX, 77027